Exhibit 99.1

Contact Information:	FTD Group, Inc.
Jandy Tomy
Investor Relations
(630) 724-6984
jtomy@ftdi.com

FOR IMMEDIATE RELEASE

FTD Group, Inc. Reports Third Quarter of Fiscal Year 2006 Results

DOWNERS GROVE, IL. – Monday, May 1, 2006 – FTD Group, Inc. (NYSE: FTD), a leading provider of floral services and products, today announced third quarter fiscal year 2006 financial results for the period ended March 31, 2006.

THIRD QUARTER FISCAL YEAR 2006 RESULTS

Third quarter fiscal year 2006 consolidated revenue grew 3.0% to $128.6 million, compared to revenue of $124.9 million for the same period of fiscal year 2005. This revenue growth was driven primarily by an increase in sales related to the Valentine’s Day holiday, for which the Company previously reported a 14% growth in order volume within its Consumer Segment versus the prior year. Partially offsetting the growth for the quarter was the shift of the Easter holiday to the fourth quarter of fiscal year 2006 from the third quarter of fiscal year 2005, as well as a decrease in Florist Segment revenue associated with the sale at the end of the second quarter of fiscal year 2006 of the Renaissance Greeting Card business, a low growth business that was not core to the Company’s business objectives. In the third quarter of fiscal year 2005, the Easter holiday represented approximately 5%, or approximately $4 million, of the quarterly revenues for the Consumer Segment and Renaissance had revenues of approximately $3 million. Excluding the revenue in the third quarter of fiscal year 2005 related to the Easter holiday and Renaissance, the revenue growth for the third quarter of fiscal year 2006 over the same quarter of the prior fiscal year would have been approximately 9%.

Net income for the third quarter of fiscal year 2006 was $7.4 million, or $0.26 per diluted share, compared to a net loss for the third quarter of fiscal year 2005 of $25.6 million. Management believes it is helpful to investors to be presented with the Company’s prior year third quarter net income and earnings per diluted share on a pro forma basis, based on the Company’s new capital structure following the completion of its initial public offering in February 2005 (the “IPO”) and the elimination of certain expenses in connection with the IPO which are not reflective of ongoing operations.

Given the timing of the Company’s IPO in February 2005, period-over-period net income and per share comparisons are not meaningful without adjustment. Pro forma net income for the third quarter of fiscal year 2005 was $6.8 million, or $0.22 per diluted share, reflecting the elimination

3113 Woodcreek Drive • Downers Grove, IL  60515

Main Phone: (630) 719-7800 • www.FTD.COM

of $7.7 million of expense, net of tax, related to the termination of the management services agreement with Leonard Green & Partners, L.P., $3.2 million of interest expense and $21.5 million of prepayment fees related to the Company’s preferred shares subject to mandatory redemption, which were repurchased with a portion of the proceeds from the IPO, and the issuance of 15.8 million shares, which were issued in connection with the IPO.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of fiscal year 2006 was $19.6 million compared to Adjusted EBITDA of $18.9 million for the same period of the prior fiscal year, representing a 3.5% increase. Adjusted EBITDA for the third quarter of fiscal year 2005 excludes expenses related to the Management Services Agreement which was terminated in connection with the Company’s IPO.

“We executed well and delivered a very strong Valentine’s Day this quarter. We took advantage of the holiday to attract new customers to FTD.COM, but maintained a disciplined approach to new customer acquisition and delivered on our financial targets,” said Michael J. Soenen, President and Chief Executive Officer of FTD. “We are optimistic about the upcoming Mother’s Day holiday and believe we will continue our momentum.”

Tables reconciling net income/(loss) to pro forma net income, EBITDA and Adjusted EBITDA, along with explanations and definitions of pro forma net income, EBITDA and Adjusted EBITDA, are included with the attached consolidated financial statements. Also included in the attached consolidated financial statements is a table reconciling weighted average shares outstanding to pro forma weighted average shares outstanding, which is used to calculate pro forma earnings per share. The Company believes pro forma net income, EBITDA, Adjusted EBITDA and pro forma earnings per share are useful and relevant because the expenses eliminated are not reflective of the Company’s current capital structure or ongoing operations, and a comparison excluding these expenses provides supplemental information related to the Company’s operations and results.

Consumer Segment

The Consumer Segment is comprised of FTD.COM, a leading Internet and telephone marketer of flowers and specialty gifts, which sells products directly to consumers primarily through the Internet via the www.FTD.COM Web site and through the 1-800-SEND-FTD toll-free telephone number. The Consumer Segment achieved revenues of $75.7 million in the third quarter of fiscal year 2006, compared to revenues of $70.6 million in the same period of fiscal year 2005, representing a 7.2% increase. Growth was primarily driven by the previously reported 14% increase in Valentine’s Day order volumes, partially offset by the Easter shift, previously discussed. In the third quarter of fiscal year 2005, the Easter holiday represented approximately 5%, or approximately $4 million, of the quarterly revenues for the Consumer Segment.

Consumer orders during the third quarter of fiscal year 2006 totaled 1,194,000 compared to 1,124,000 orders in the same period of the prior fiscal year. Average order value decreased slightly to $62.18 in the third quarter of fiscal year 2006 from $62.84 in the same period of the prior fiscal year, in line with management expectations. The percentage of Internet orders continues to grow in this segment, increasing to 91.3% for the third quarter of fiscal year 2006 from 88.2% in the third quarter of fiscal year 2005. Specialty gift orders, which include all orders delivered via common carrier, comprised 36.1% of total orders for the third quarter of the current fiscal year compared to 27.6% of total orders for the same period of fiscal year 2005.

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“We are pleased with the continued growth in our Consumer Segment and believe we are well positioned heading into Mother’s Day, our most important holiday of the year. We remain focused on adding new marketing programs and broadening our products to help drive revenue growth.

“Our new relationship with designer Todd Oldham is aimed at introducing new customers with more contemporary tastes to FTD,” continued Soenen. The Todd Oldham collection will feature several new products including the Todd OldhamTM Springtime Culinary Creation, which incorporates reusable kitchen products into the floral design, the Todd OldhamTM Butterflies in Bloom Topiary, which is a contemporary arrangement accented with butterflies, and the Todd OldhamTM Artist Palette, which features 24 different colors of carnations.

Florist Segment

The Florist Segment primarily markets floral products and services to FTD members and other retail locations offering floral products in the U.S. and Canada. The Florist Segment achieved revenues of $52.9 million in the third quarter of fiscal year 2006, compared to revenues of $54.3 million in the same period of the prior fiscal year. The decline in Florist Segment revenues was primarily due to the December sale of substantially all of the assets and certain liabilities of Renaissance. In the third quarter of fiscal year 2005, Renaissance had revenues of approximately $3 million.

“Our value proposition to florists remains a critical focus of this business segment. We continue to focus on new products to help our florists do business more effectively,” Soenen added.

BALANCE SHEET AND OTHER HIGHLIGHTS

The Company’s debt balance was $228.0 million as of March 31, 2006, down from $233.1 million as of December 31, 2005. Capital expenditures for the fiscal year to date period ended March 31, 2006 were $7.4 million and were primarily related to the new call center that the Company opened in October 2005 and continued technology improvements.

SHARE REPURCHASE PROGRAM

As previously disclosed, on October 25, 2005 the Board of Directors authorized a share repurchase program totaling $30 million, effective through September 30, 2007. These purchases may be made from time to time in both open market and private transactions, dependent upon market and other conditions. The Company intends to repurchase shares pursuant to a 10b5-1 plan, which would generally permit the Company to repurchase shares at times when it might otherwise be prevented from doing so under certain securities laws. During the third quarter of the current fiscal year the Company repurchased 1.2 million shares at an average price of $9.43 and for the program to date through March 31, 2006, the Company has repurchased 1.5 million shares at an average price of $9.71 for a total of $15.0 million. The Company plans to continue to repurchase shares under this program.

“We continue to generate strong cash flow with limited additional capital investment. We are committed to appropriately balancing share repurchase and debt paydown initiatives with other growth opportunities to drive shareholder value,” continued Soenen.

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FISCAL YEAR 2006 OUTLOOK

For the full fiscal year 2006, the Company reiterates anticipated revenues of approximately $450 million to $460 million, net income and EBITDA targets of approximately $23 million and $67.5 million, respectively, and targeted diluted earnings per share at approximately $0.76. Annual EBITDA margins are expected to be approximately 15% including the effect of approximately $0.6 million of non-cash stock compensation expense associated with the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), of which the Company incurred $0.5 million in the fiscal year to date period ended March 31, 2006. There were no comparable expenses in fiscal year 2005. Without the effect of this non-cash expense, forecasted EBITDA would be targeted at approximately $68 million. The above targets are only estimates, which may be exceeded or alternatively may not be achieved. See “Forward-Looking Statements” below.

The Company will provide 2007 guidance on the fiscal year end 2006 conference call.

CONFERENCE CALL

A conference call has been scheduled for May 1, 2006 at 10:00 a.m., ET, to review the results for the third quarter of fiscal year 2006. To listen to the call over the Internet, go to the investor relations portion of the Company’s Web site, www.FTD.COM, at least 15 minutes early to register, download and install any necessary audio software. To listen to the call by telephone, dial (877) 381-6199 (mention conference ID #21290378). A replay of the call will be available through May 15, 2006 beginning one hour after the completion of the live call by phone at (800) 633-8284 and on the Web at www.FTD.COM. The conference call contains time-sensitive information that is accurate only as of May 1, 2006, the date of the live broadcast. The call is the property of FTD Group, Inc. Any redistribution, retransmission or rebroadcast of the conference call in any form without the express written consent of FTD Group, Inc. is strictly prohibited.

ABOUT FTD GROUP, INC.

FTD Group, Inc. is a leading provider of floral-related products and services to consumers and retail floral locations in the U.S. floral retail market. The business is supported by the highly recognized FTD brand, which was established in 1910 and enjoys 96% brand recognition among the Company’s principal target market of U.S. consumers between the ages of 25 and 64, as well as by the Mercury Man logo, which is displayed in approximately 50,000 floral shops, globally. The Company conducts its business through two operating segments. The Consumer Segment, primarily through the www.FTD.COM Web site and the 1-800-SEND-FTD toll-free telephone number, offers same-day delivery of floral orders to nearly 100% of the U.S. and Canadian populations. As a result of the same-day delivery capability and broad product selection, the Consumer Segment is one of the largest direct marketers of floral arrangements and specialty gifts in the U.S. The Florist Segment provides a comprehensive suite of products and services to enable the network of approximately 20,000 FTD members to send and deliver floral orders. This suite of products and services is designed to promote revenue growth and enhance the operating efficiencies of FTD members.

FORWARD-LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s outlook, anticipated revenue growth and profitability; the anticipated benefits of investments in new products, programs and offerings; and opportunities and trends within both the Consumer and Florist Segments, including opportunities to expand these businesses and capitalize on growth

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opportunities or increase penetration of service offerings. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the Company and its industry. Investors are cautioned that actual results could differ from those anticipated by the forward-looking statements as a result of: the Company’s ability to acquire and retain FTD members and continued recognition by members of the value of the Company’s products and services; the acceptance by members of new or modified service offerings recently introduced; the Company’s ability to sell additional products and services to FTD members; the Company’s ability to expand existing marketing partnerships and secure new marketing partners within the Consumer Segment; the success of the Company’s marketing campaigns; the ability to retain customers and maintain average order value within the Consumer Segment; the existence of failures in the Mercury Network or the Company’s Consumer Segment systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; the Company’s ability to manage or reduce its level of expenses within both the Consumer and Florist Segments; actual growth rates for the markets in which the Company competes compared with forecasted growth rates; the Company’s ability to increase capacity and introduce enhancements to its Web sites; and the Company’s ability to integrate additional partners or acquisitions, if any are identified. These factors, along with other potential risks and uncertainties, are discussed in the Company’s reports and other documents filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update forward-looking statements.

Financial statements follow…

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FTD GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005

Revenues:
Florist segment	$52,905	$54,281	$143,118	$146,091
Consumer segment	75,680	70,611	180,521	169,126
Total revenues	128,585	124,892	323,639	315,217

Costs of goods sold and services provided:
Florist segment	18,021	19,026	46,961	49,161
Consumer segment	55,409	52,629	132,264	126,060
Corporate	533	585	1,718	1,779
Total costs of goods sold and services provided	73,963	72,240	180,943	177,000

Gross profit:
Florist segment	34,884	35,255	96,157	96,930
Consumer segment	20,271	17,982	48,257	43,066
Corporate	(533)	(585)	(1,718)	(1,779)
Total gross profit	54,622	52,652	142,696	138,217

Advertising and selling:
Florist segment	12,342	14,259	39,516	41,553
Consumer segment	10,401	8,412	22,768	19,303
Total advertising and selling	22,743	22,671	62,284	60,856

General and administrative (includes management fees):
Florist segment	2,377	2,612	5,607	7,729
Consumer segment	6,146	4,939	13,622	12,423
Corporate	6,525	18,937	19,215	31,407
Total general and administrative	15,048	26,488	38,444	51,559

Operating income (loss) before corporate allocations:
Florist segment	20,165	18,384	51,034	47,648
Consumer segment	3,724	4,631	11,867	11,340
Corporate	(7,058)	(19,522)	(20,933)	(33,186)
Total operating income before corporate allocations	16,831	3,493	41,968	25,802

Corporate Allocations:
Florist segment	2,868	3,117	8,364	9,126
Consumer segment	849	693	2,451	2,187
Corporate	(3,717)	(3,810)	(10,815)	(11,313)
Total corporate allocations	—	—	—	—

Income (loss) from operations:
Florist segment	17,297	15,267	42,670	38,522
Consumer segment	2,875	3,938	9,416	9,153
Corporate	(3,341)	(15,712)	(10,118)	(21,873)
Total income from operations	16,831	3,493	41,968	25,802

Other income and expenses:
Interest income	(233)	(299)	(528)	(466)
Interest expense	4,829	5,395	14,596	15,429
Interest expense and prepayment fees on shares subject to mandatory redemption	—	24,684	—	34,732
Other income, net	(118)	(100)	(206)	(421)

Total other expenses	4,478	29,680	13,862	49,274

Income (loss) before income tax	12,353	(26,187)	28,106	(23,472)

Income tax expense (benefit)	4,932	(602)	11,357	4,504

Net income (loss)	$7,421	$(25,585)	$16,749	$(27,976)

Net income (loss) per common share - basic	$0.26	$(1.14)	$0.58	$(1.70)
Net income (loss) per common share - diluted	$0.26	$(1.14)	$0.56	$(1.70)

Weighted average common shares outstanding - basic	28,111	22,493	28,989	16,479
Weighted average common shares outstanding - diluted	29,031	22,493	30,025	16,479

FTD GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	March 31, 2006	June 30, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$223	$8,890
Accounts receivable, less allowance for doubtful accounts of $3,851 at March 31, 2006 and $2,521 at June 30, 2005	31,463	23,419
Inventories, net	2,735	6,495
Deferred income taxes	2,371	2,550
Prepaid expenses and other current assets	4,798	7,782
Total current assets	41,590	49,136

Property and equipment:
Land and improvements	1,380	1,380
Building and improvements	15,415	14,291
Computer equipment	4,828	3,345
Furniture and equipment	3,262	2,814
Total	24,885	21,830
Less accumulated depreciation	5,412	3,790
Property and equipment, net	19,473	18,040

Other assets:
Deferred financing fees, net	7,323	8,527
Computer software, net	11,005	11,010
Other noncurrent assets	12,235	8,985
Other intangible assets, less accumulated amortization of $5,343 at March 31, 2006 and $3,393 at June 30, 2005	15,430	17,380
Trademark	121,577	121,577
Goodwill	336,659	336,659
Total other assets	504,229	504,138
Total assets	$565,292	$571,314

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$44,356	$41,498
Customer deposits	4,497	5,143
Unearned income	2,359	2,522
Accrued interest	2,253	4,993
Accrued compensation	4,285	4,128
Other accrued liabilities	7,823	5,058
Current maturities of long-term debt	590	1,633
Total current liabilities	66,163	64,975

Senior secured credit facility	57,277	67,330
Senior subordinated notes	170,117	170,117
Post-retirement benefits and accrued pension obligations	2,624	2,856
Deferred income taxes	60,610	60,289

Stockholders’ equity:
Common stock: $0.01 par value, 75,000,000 shares authorized; 29,482,182 and 29,451,791 shares issued as of March 31, 2006 and June 30, 2005, respectively	295	295
Additional paid-in capital	233,200	232,759
Accumulated deficit	(10,348)	(27,097)
Accumulated other comprehensive loss	(68)	(210)
Treasury stock, at cost, 1,505,480 shares as of March 31, 2006	(14,578)	—
Total stockholders’ equity	208,501	205,747
Total liabilities and stockholders’ equity	$565,292	$571,314

FTD GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended March 31,
	2006	2005

Cash flows from operating activities:
Net income (loss)	$16,749	$(27,976)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,160	4,031
Amortization	4,580	4,057
Interest expense on mandatorily redeemable shares	—	34,732
Gain from sale of business and related transactions	(991)	—
Stock-based compensation	458	—
Amortization and write off of deferred financing costs	1,204	1,170
Provision for doubtful accounts	2,589	3,179
Deferred income taxes	500	3,206
Increase (decrease) in cash due to changes in operating assets and liabilities:
Accounts receivable	(12,002)	(7,621)
Inventories	1,388	2,122
Prepaid expenses and other	2,575	(1,066)
Other noncurrent assets	(1,807)	(2,145)
Accounts payable	3,308	763
Other accrued liabilities, unearned income, customer deposits and other	(981)	(10,112)

Net cash provided by operating activities	20,730	4,340

Cash flows from investing activities:
Capital expenditures	(7,370)	(3,058)
Proceeds from sale of business	3,500	—
Restricted cash	—	7,261
Acquisition	—	(8,458)

Net cash used in investing activities	(3,870)	(4,255)

Cash flows from financing activities:
Net proceeds from the issuance of common stock	—	193,533
Redemption of preferred stock and prepayment fee	—	(186,811)
Repayments of long-term debt	(11,096)	(5,638)
Net proceeds from (repayments of) revolving credit facility	—	2,000
Purchase of company stock	(14,999)	—
Proceeds from exercise of stock options	209	—
Tax effect of stock option benefit	217	—
Capital contribution	—	827
Deferred financing costs	—	(243)
.
Net cash provided by (used in) financing activities	(25,669)	3,668

Effect of foreign exchange rate changes on cash	142	184

Net increase (decrease) in cash and cash equivalents	(8,667)	3,937

Cash and cash equivalents at beginning of period	8,890	2,491

Cash and cash equivalents at end of period	$223	$6,428

FTD GROUP, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three Months Ended March 31, 2006			Three Months Ended March 31, 2005
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated

Revenues:
Florist segment	$52,979	$(74)	$52,905	$54,320	$(39)	$54,281
Consumer segment	80,883	(5,203)	75,680	76,147	(5,536)	70,611
Total	133,862	(5,277)	128,585	130,467	(5,575)	124,892

Costs of Goods Sold and Services Provided:
Florist segment	18,849	(828)	18,021	19,846	(820)	19,026
Consumer segment	56,156	(747)	55,409	53,372	(743)	52,629
Corporate	533	—	533	585	—	585
Total	75,538	(1,575)	73,963	73,803	(1,563)	72,240

Gross Profit:
Florist segment	34,130	754	34,884	34,474	781	35,255
Consumer segment	24,727	(4,456)	20,271	22,775	(4,793)	17,982
Corporate	(533)	—	(533)	(585)	—	(585)
Total	58,324	(3,702)	54,622	56,664	(4,012)	52,652

Advertising and Selling:
Florist segment	16,044	(3,702)	12,342	18,271	(4,012)	14,259
Consumer segment	10,401	—	10,401	8,412	—	8,412
Total	26,445	(3,702)	22,743	26,683	(4,012)	22,671

General and Administrative (includes Management Fees):
Florist segment	2,377	—	2,377	2,612	—	2,612
Consumer segment	6,881	(735)	6,146	5,639	(700)	4,939
Corporate	5,790	735	6,525	18,237	700	18,937
Total	15,048	—	15,048	26,488	—	26,488

Operating Income (Loss) before Corporate Allocations:
Florist segment	15,709	4,456	20,165	13,591	4,793	18,384
Consumer segment	7,445	(3,721)	3,724	8,724	(4,093)	4,631
Corporate	(6,323)	(735)	(7,058)	(18,822)	(700)	(19,522)
Total	16,831	—	16,831	3,493	—	3,493

Corporate Allocations:
Florist segment	2,868	—	2,868	3,117	—	3,117
Consumer segment	849	—	849	693	—	693
Corporate	(3,717)	—	(3,717)	(3,810)	—	(3,810)
Total	—	—	—	—	—	—

Operating Income (Loss):
Florist segment	12,841	4,456	17,297	10,474	4,793	15,267
Consumer segment	6,596	(3,721)	2,875	8,031	(4,093)	3,938
Corporate	(2,606)	(735)	(3,341)	(15,012)	(700)	(15,712)
Total	$16,831	$—	$16,831	$3,493	$—	$3,493

Depreciation and Amortization:
Florist segment	821	$—	$821	$919	$—	$919
Consumer segment	836	—	836	593	—	593
Corporate	967	—	967	961	—	961
Total	$2,624	$—	$2,624	$2,473	$—	$2,473

FTD GROUP, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Nine Months Ended March 31, 2006			Nine Months Ended March 31, 2005
	Gross Segment	Eliminations	Consolidated	Gross Segment	Eliminations	Consolidated

Revenues:
Florist segment	$143,323	$(205)	$143,118	$146,190	$(99)	$146,091
Consumer segment	193,836	(13,315)	180,521	182,964	(13,838)	169,126
Total	337,159	(13,520)	323,639	329,154	(13,937)	315,217

Costs of Goods Sold and Services Provided:
Florist segment	49,485	(2,524)	46,961	51,499	(2,338)	49,161
Consumer segment	134,073	(1,809)	132,264	127,829	(1,769)	126,060
Corporate	1,718	—	1,718	1,779	—	1,779
Total	185,276	(4,333)	180,943	181,107	(4,107)	177,000

Gross Profit:
Florist segment	93,838	2,319	96,157	94,691	2,239	96,930
Consumer segment	59,763	(11,506)	48,257	55,135	(12,069)	43,066
Corporate	(1,718)	—	(1,718)	(1,779)	—	(1,779)
Total	151,883	(9,187)	142,696	148,047	(9,830)	138,217

Advertising and Selling:
Florist segment	48,703	(9,187)	39,516	51,381	(9,828)	41,553
Consumer segment	22,768	—	22,768	19,303	—	19,303
Total	71,471	(9,187)	62,284	70,684	(9,828)	60,856

General and Administrative (includes Management Fees):
Florist segment	5,607	—	5,607	7,729	—	7,729
Consumer segment	15,407	(1,785)	13,622	14,107	(1,684)	12,423
Corporate	17,430	1,785	19,215	29,725	1,682	31,407
Total	38,444	—	38,444	51,561	(2)	51,559

Operating Income (Loss) before Corporate Allocations:
Florist segment	39,528	11,506	51,034	35,581	12,067	47,648
Consumer segment	21,588	(9,721)	11,867	21,725	(10,385)	11,340
Corporate	(19,148)	(1,785)	(20,933)	(31,504)	(1,682)	(33,186)
Total	41,968	—	41,968	25,802	—	25,802

Corporate Allocations:
Florist segment	8,364	—	8,364	9,126	—	9,126
Consumer segment	2,451	—	2,451	2,187	—	2,187
Corporate	(10,815)	—	(10,815)	(11,313)	—	(11,313)
Total	—	—	—	—	—	—

Operating Income (Loss):
Florist segment	31,164	11,506	42,670	26,455	12,067	38,522
Consumer segment	19,137	(9,721)	9,416	19,538	(10,385)	9,153
Corporate	(8,333)	(1,785)	(10,118)	(20,191)	(1,682)	(21,873)
Total	$41,968	$—	$41,968	$25,802	$—	$25,802

Depreciation and Amortization:
Florist segment	$2,551	$—	$2,551	$3,354	$—	$3,354
Consumer segment	2,293	—	2,293	1,842	—	1,842
Corporate	2,896	—	2,896	2,892	—	2,892
Total	$7,740	$—	$7,740	$8,088	$—	$8,088

FTD GROUP, INC.

NON-GAAP FINANCIAL MEASURES

PRO FORMA NET INCOME AND PRO FORMA EARNINGS PER SHARE

(Unaudited)

(In thousands, except per share data)

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

In addition to the GAAP financial measures set forth in this press release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G as a result of significant changes in the Company’s capital structure resulting from the Company’s initial public offering in February 2005 (the “IPO”). The Company has included “pro forma EPS,” calculated based on “pro forma net income,” and “pro forma weighted average shares outstanding,” which are all non-GAAP financial measures. The Company’s management believes that these measurements are important to investors and other interested persons and that such persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies in the industry.

While management believes that pro forma net income and pro forma EPS will be helpful to investors in understanding and evaluating the Company’s performance in the periods immediately following the IPO, management does not expect to continue to provide pro forma net income and pro forma EPS once the effects of the significant changes to the Company’s capital structure are able to be fully reflected in the Company’s financial statements.

The Company is providing pro forma net income, pro forma EPS and pro forma weighted average shares outstanding for the three- and nine-month periods ended March 31, 2005, assuming that the following transactions had occurred on June 30, 2004:

(i)	the issuance of 15,842,893 shares in connection with the IPO;

(ii)	the repurchase of the 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and the 12% Junior Redeemable Exchangeable Cumulative Preferred Stock; and

(iii)	the termination of the Management Services Agreement.

	Three Months Ended March 31, 2005	Nine Months Ended March 31, 2005

Net income (loss), as reported (GAAP basis)	$(25,585)	$(27,976)
Plus: management fees, net of 40% tax effect	7,710	8,338
Plus: interest expense and prepayment fees on shares subject to mandatory redemption	24,684	34,732

Pro forma net income	$6,809	$15,094

Pro forma EPS:
Basic	$0.23	$0.51
Diluted	$0.22	$0.51

Basic:
Weighted average shares outstanding, as reported (GAAP basis)	22,493	16,479
Add: weighted average effect as if IPO occurred on 6/30/04	6,959	12,882
Pro forma weighted average shares outstanding	29,452	29,361

Diluted:
Weighted average shares outstanding (GAAP basis)	23,460	16,879
Add: weighted average effect as if IPO occurred on 6/30/04	6,959	12,882
Pro forma weighted average shares outstanding	30,419	29,761

FTD GROUP, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(In thousands)

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

The Company defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus (i) expenses that are not considered reflective of the Company’s ongoing operations and (ii) management fees, because these fees were excluded in measuring the Company’s performance under the executive compensation plan, the senior credit agreement and the indenture governing the 7.75% Senior Subordinated Notes (the “Notes”). EBITDA and Adjusted EBITDA are calculated as follows for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005

Net income (loss), as reported (GAAP basis)	$7,421	$(25,585)	$16,749	$(27,976)
plus: Interest expense, net	4,596	5,096	14,068	14,963
plus: Interest expense on shares subject to mandatory redemption	—	24,684	—	34,732
plus: Depreciation and amortization	2,624	2,473	7,740	8,088
plus: Income tax expense	4,932	(602)	11,357	4,504
EBITDA (1)	19,573	6,066	49,914	34,311
plus: Management fees (2)	—	12,850	—	13,897
Adjusted EBITDA (1)	$19,573	$18,916	$49,914	$48,208

(1)                                  The Company uses EBITDA and Adjusted EBITDA as supplemental measures of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the senior credit facility entered into in connection with the 2004 Going Private Transaction, the indenture governing the Notes and the Company’s executive compensation plan. The adjustment made in the calculation of Adjusted EBITDA, as described above, is an adjustment that would be made in calculating the Company’s performance for purposes of coverage ratios under the senior credit facility and the indenture governing the Notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above. Measures similar to EBITDA and Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.

The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because it believes they are frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are that they do not reflect the Company’s cash expenditures for capital expenditures, they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, they do not reflect changes in, or cash requirements for, the Company’s working capital requirements, they do not reflect the impact of management fees paid, and other companies in the Company’s industry may calculate these measures differently than presented above. The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

(2)                                  The Management Services Agreement was terminated in connection with the Company’s initial public offering in February 2005.

FTD GROUP, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(In thousands)

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”).

The Company defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA plus (i) expenses that are not considered reflective of the Company’s ongoing operations and (ii) management fees, because these fees were excluded in measuring the Company’s performance under the executive compensation plan, the senior credit agreement and the indenture governing the 7.75% Senior Subordinated Notes (the “Notes”). EBITDA and Adjusted EBITDA are calculated as follows for the periods presented:

	Three Months Ended June 30, 2006 (Forecasted Targets)	Year Ending June 30, 2006 (Forecasted Targets)
	(in thousands)	(in thousands)

Revenues	$126,000 - $136,000	$450,000 - $460,000

Net income (GAAP basis)	$6,250	$23,000
plus: Interest expense, net	4,400	18,500
plus: Depreciation and amortization	3,000	10,750
plus: Income tax expense	3,900	15,250
EBITDA (1)	$17,550	$67,500

	Three Months Ended June 30, 2005	Year Ending June 30, 2005
	(in thousands)	(in thousands)

Revenues	$122,578	$437,795

Net income (loss) (GAAP basis)	$5,376	$(22,600)
plus: Interest expense, net	4,854	19,817
plus: Interest expense and prepayment fees on shares subject to mandatory redemption	—	34,732
plus: Depreciation and amortization	2,413	10,499
plus: Income tax expense	3,583	8,087
EBITDA (1)	16,226	50,535
plus: Management fees (2)	—	13,897
Adjusted EBITDA (1)	$16,226	$64,432

(1)          The Company uses EBITDA and Adjusted EBITDA as supplemental measures of performance. The Company presents Adjusted EBITDA because it considers it an important supplemental measure of performance, as it is used as a performance measure under the senior credit facility entered into in connection with the 2004 Going Private Transaction, the indenture governing the Notes and the Company’s executive compensation plan. The adjustment made in the calculation of Adjusted EBITDA, as described above, is an adjustment that would be made in calculating the Company’s performance for purposes of coverage ratios under the senior credit facility and the indenture governing the Notes, and the Company’s executive compensation plan bases incentive compensation payments in significant part on the Company’s performance measured using Adjusted EBITDA as presented above. Measures similar to EBITDA and Adjusted EBITDA are also widely used by the Company and by others in the Company’s industry to evaluate and price potential acquisition candidates.

The Company believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structure (affecting relative interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because it believes they are frequently used by investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and/or Adjusted EBITDA when reporting their results.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are that they do not reflect the Company’s cash expenditures for capital expenditures, they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt, they do not reflect changes in, or cash requirements for, the Company’s working capital requirements, they do not reflect the impact of management fees paid, and other companies in the Company’s industry may calculate these measures differently than presented above. The Company compensates for these limitations by relying primarily on GAAP results and using EBITDA and Adjusted EBITDA only supplementally.

(2)          The Management Services Agreement was terminated in connection with the Company’s initial public offering in February 2005.